UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On June 17, 2026, Protagonist Therapeutics, Inc., a Delaware corporation (the “Company”), held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 22, 2026, the record date for the Annual Meeting, there were 64,305,185 shares of common stock, par value $0.00001 per share (the “Common Stock”), entitled to vote at the meeting.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, the Company’s stockholders approved the adoption of the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). The 2026 Plan replaces the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and provides for the issuance of shares of up to (A) the sum of (i) the shares that remain available for grant under the 2016 Plan as of June 17, 2026 (the “Effective Date”) plus (ii) 650,000 new shares plus (B) shares subject to outstanding stock awards under the 2016 Plan as of the Effective Date that, after such date, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company, or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award. Awards granted under the 2026 Plan may consist of stock options, both incentive and “non-qualified” stock options; stock appreciation rights; restricted stock and restricted stock units; and other stock-based awards, any of which may be subject to the achievement of performance goals.

For additional information regarding the 2026 Plan, please refer to the heading “Summary of the 2026 Plan” contained in Proposal 4 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the 2026 Plan and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2026 Plan, a copy of which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on the four proposals listed below. The proposals are described in detail in the Proxy Statement. The results of the proposals voted upon at the Annual Meeting were:

Proposal 1 — To elect the two Class I director nominees to hold office until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of the two nominees was so elected, with the votes thereon as follows:

	Final Voting Results
Nominee	For	Withheld	Broker Non-Votes
Dinesh V. Patel, Ph.D.	48,714,702	7,875,311	2,819,234
Lewis T. “Rusty” Williams, M.D., Ph.D.	45,371,193	11,218,820	2,819,234

Proposal 2 — To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. This proposal was approved by the requisite vote, with the votes thereon as follows:

Final Voting Results
For	Against	Abstentions	Broker Non-Votes
53,412,559	3,164,702	12,752	2,819,234

Proposal 3 — To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026. This proposal was approved by the requisite vote, with the votes thereon as follows:

Final Voting Results
For	Against	Abstentions	Broker Non-Votes
59,371,487	28,221	9,539	—

Proposal 4 — To approve the adoption of the Company’s 2026 Equity Incentive Plan. This proposal was approved by the requisite vote, with the votes thereon as follows:

Final Voting Results
For	Against	Abstentions	Broker Non-Votes
47,745,562	8,826,703	17,748	2,819,234

No other matters were submitted for stockholder action.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Protagonist Therapeutics, Inc. 2026 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.

Dated: June 18, 2026

	By:	/s/ Asif Ali
Asif Ali
Executive Vice President, Chief Financial Officer